UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                                January 27, 2003
                                 Date of Report

                        (Date of earliest event reported)


                           Commission File No. 0-23691


                           AUBRYN INTERNATIONAL, INC.
                PREDECESSOR: SOUTHWEST INDUSTRIAL PRODUCTS, INC.
                     (Name of Small Business in its Charter)


MINNESOTA                                                             41-1853992
(State of other Jurisdiction                         (I.R.S. Employer ID Number)
of incorporation or organization)


Main Address: 2869 India St., San Diego, CA                             92103
Mail Address: 419 Main St., Suite 424 Huntington Beach, CA              92648

(Address of Principal Executive Officers)                             (Zip Code)

        Registrant's telephone number including area code: (909) 938-7917
                                                     Fax # (714) 374-9620

ITEM 5: Other Events and Regulation FD Disclosure.

The company's officers and directors in an attempt to lower operating cost and maintain the opportunity for shareholders to retain the potential future value, have taken several steps which are included within this document.

a.) The company has notified their Chinese contacts, that due to the substantial change in the company's share price the company has had to delay moving forward on the project, until such time as a more equitable approach to raise capital occurs, which is not based on the stock price.

b.) The company, for the past two years, has been unable to fund the active continuation of any of its potential market opportunities within the Chinese regions and has therefore requested that our Chinese contact hold these opportunities, if possible, until such time as Aubryn can generate the capital necessary to activate those potential opportunities.

c.) The officers and directors have notified our Mexican contacts to have them, if possible, place all the opportunities on hold until such time as the company is financially able to move forward on these opportunities.

d.) As noted on several occasions during the past year, the company has notified the market about the pending JDPI lawsuit settlement. Although the lawsuit settlement was reached this last year, the company has to this date, been unable to secure the funds to complete the terms of the settlement agreement. Currently, on behalf of both Aubryn International, Gorman Properties, R.Bruce Harris, and Jack Daniels the president of Gorman Properties, Mr. Daniels has been communicating direct with the JDPI attorney's and will hopefully arrive at an equitable close to this dilemma by utilizing personal assets for the benefit of the Aubryn shareholders so that some potential for our water deal can continue.

e.) The company is currently canceling the existing PHONE number (909) 982-6321 as maintaining an Upland location was being paid for by the company's President, R. Bruce Harris along with the cost to maintain the location, fax numbers, and phone. The company will utilize the message phone (909) 938-7917, and fax number (714) 374-9620. As of this date, the company will maintain a physical address at Director Mr. Frank DeSantis' offices at 2869 India St., San Diego, CA 92103 and will also utilize a mail drop held by our President, at 419 Main St.-Suite 424, Huntington Beach, CA 92648. All international contact numbers and mail addresses will be those held personally by our potential business partners. Our website will be updated to reflect the same within a 30 day period.

f.) The company is currently in the middle of IRS tax audits for periods prior our trading cycle of August of 1998 until current years. The company's Officer's and Director's are personally arranging capital on behalf of the Company to provide to tax attorney's and auditors to bring forward all the financial condition of the company.

g.) The Officers and Directors do not at this time, anticipate the need to file for any form of protection but do realize that the company will have to go through a complete reorganization. The reorganization would position the company in a way to attract the necessary investors to capitalize our opportunities.

(www.Aubryninternational.com).

     R. Bruce Harris                          Frank DeSantis
     President/Board Chairman                 Director/Legal Counsel
     1042 N. Mountain #B348                   2869 India St.
     Upland, CA 91786                         San Diego, CA 92103

     Song Liping                              Maurice H. Madrid
     Director/Chinese Advisor                 Director/Actg. Secretary
     Rm504, Bldg#305 Datong Rd.               905 N. 1 st. Avenue
     Gaoquao, Shanghai, PR China              Upland, CA 91786
     Postal # 200137

     Hector Veron
     Director/Vice President
     14284 Point Reyes St.
     Fontana, CA  92335

(8K January 27, 2003, Cont.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2003
(8K-January 27, 2003 Cont.)


AUBRYN INTERNATIONAL INC.
(Registrant)

By: /a/  R. Bruce Harris                    /a/ Hector Veron
    ------------------------                ------------------------
    R. Bruce Harris                         Hector Veron
    President, Board Chairman               Vice Pres./Director
    (909) 938-7917                          Fax (714) 374-9620


    /a/ Maurice H. Madrid                   /a/ Frank De Santis
    ------------------------                ------------------------
    Maurice H. Madrid                       Frank De Santis
    Actg.Secretary Director                 Director / Legal Counsel
    (909) 938-7917                          (619) 688-1199


    /a/ Song Liping
    ------------------------
    Song Liping
    Director/Chinese Mgr.
    011-8621-58731310


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